UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025
___________________________________
CISCO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation)	001-39940 (Commission File Number)	77-0059951 (IRS Employer Identification No.)
170 West Tasman Drive, San Jose, California		95134-1706
(Address of principal executive offices)		(Zip Code)
(408) 526-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director

On May 12, 2025, the Board of Directors of Cisco Systems, Inc. ("Cisco") appointed Kevin Weil, Chief Product Officer of OpenAI, as a member of the Board effective May 12, 2025. In connection with his appointment, the Board determined that Mr. Weil is “independent” under the applicable listing standards of The Nasdaq Stock Market LLC. It has not yet been determined on which Board committees, if any, Mr. Weil will serve.

In connection with his service as a director, Mr. Weil will receive Cisco’s standard non-employee director cash and equity compensation. Mr. Weil will receive a pro rata portion of the $105,000 annual cash retainer, paid quarterly in arrears, for his service through the remaining portion of the year ending at Cisco's 2025 annual meeting of stockholders. Non-employee directors may instead elect to receive the annual cash retainer, committee cash retainer fees or other cash fees in fully vested shares of Cisco common stock, fully vested deferred stock units that would be settled in shares after the non-employee director leaves the Board, or a deferred cash payment under the Cisco Systems, Inc. Deferred Compensation Plan. Upon his appointment, pursuant to the Board’s equity grant policy for non-employee directors, Mr. Weil automatically received a fully vested initial non-employee director equity award under Cisco’s 2005 Stock Incentive Plan with a grant date fair value equal to a pro rata portion of $245,000 based on the portion of the year of his board service. Non-employee directors may elect to defer receipt of the equity award such that the award would be settled in shares after the non-employee director leaves the Board. Non-employee directors are also eligible to participate in Cisco’s charitable matching gifts program (for calendar year 2025, the maximum match amount is $25,000 for Cisco's non-employee directors).

In connection with his appointment, Mr. Weil has entered into Cisco’s standard form of Indemnity Agreement with Cisco which provides for indemnification of an indemnitee to the fullest extent permitted by law. The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed with the Securities and Exchange Commission on January 25, 2021 as Exhibit 10.1 to Cisco’s Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: May 13, 2025	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary